Exhibit 31.1

SECTION 302(a) CERTIFICATION

I, Alain Couder, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Oclaro, Inc. for the period ended December 29, 2012; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 15, 2013	By:	/s/ ALAIN COUDER
Alain Couder
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)